UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2026

Greenland Mines Ltd.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

1300 South Boulevard, Suite D

Charlotte, NC 28203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GRML	The Nasdaq Stock Market LLC
Warrants	GRMLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Registered Public Offering

On August 26, 2026, Greenland Mines Ltd. (the “Company”) entered into agreements, including a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Offering”), pursuant to which the Company agreed to sell and issue, in a registered public offering (the “Offering”), (i) an aggregate of 1,632,783 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) exercisable for an aggregate of up to 2,367,517 shares of Common Stock (the “Pre-Funded Warrant Shares”), one share of Common Stock, at public offering price of $5.00 per share of Common Stock or $4.9999 per Pre-Funded Warrant. The Pre-Funded Warrants are each exercisable for one share of Common Stock at an exercise price of $0.0001 per share and will expire when exercised in full. The Company shall not effect any exercise of, and a holder shall not have the right to exercise, any Pre-Funded Funded Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%.

The net proceeds to the Company from the Offering are expected to be approximately $18.5 million, after deducting placement agent fees and expenses and other estimated offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offering, together with its existing cash and cash equivalents, to intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to complete our acquisition of the Sarfatoq project and for other working capital purposes.

The Offering is expected to close on or about August 27, 2026, subject to the satisfaction of customary closing conditions.

The Shares, Pre-Funded Warrants and Warrant Shares are being offered pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-288533) filed on July 7, 2025 and declared effective on July 25, 2025 by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the investors party thereto, other obligations of the parties and termination provisions. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the 30-day period following the closing of the Offering. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Placement Agency Agreement

In connection with the Offering, the Company entered into a placement agency agreement (the “Placement Agency Agreement”), dated August 26, 2026, with A.G.P./Alliance Global Partners (the “Placement Agent”) pursuant to which the Company agreed to pay the Placement Agent a total cash fee equal to 7.0% of the aggregate gross proceeds of the Offering and to reimburse the Placement Agent for (i) up to $50,000 for non-accountable expenses and (ii) up to $65,000 for the out-of-pocket legal expenses incurred by the Placement Agent in connection with the Offering.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrant and the Placement Agency Agreement are not complete and are qualified in their entireties by reference to the full texts of such documents. The forms of Pre-Funded Warrant and Purchase Agreement and a copy of the Placement Agency Agreement, are filed herewith as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On August 25, 2026, the Company issued a press release regarding the launch of the Offering (the “Launch Press Release”). On August 26, 2026, the Company issued a press release announcing that it had priced the Offering (the “Pricing Press Release”). Copies of the Launch Press Release and the Pricing Press Release are furnished hereto as Exhibits 99.1 and Exhibit 99.2, respectively.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering and expected use thereof. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its Annual Report on Form 10-K filed with the SEC on March 30, 2026, in its Quarterly Reports on Form 10-Q and other SEC reports filed since such Annual Report on Form 10-K, the preliminary prospectus supplement filed with the SEC on August 25, 2026, and the final prospectus supplement filed with the SEC.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Cyruli Shanks & Zizmor, LLP regarding the validity of the securities to be issued in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description
5.1	Opinion of Cyruli Shanks & Zizmor, LLP
4.1	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement.
10.2	Placement Agency Agreement, dated August 26, 2026, between Greenland Mines Ltd and A.G.P./Alliance Global Partners.
23.1	Consent of Cyruli Shanks & Zizmor, LLP (included in Exhibit 5.1)
99.1	Launch Press Release dated August 25, 2026.
99.2	Pricing Press Release dated August 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2026	GREENLAND MINES LTD.

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

3